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                                   EXHIBIT 11

                           HEMISPHERx BIOPHARMA, INC.
                      STATEMENTS REGARDING COMPUTATION OF
                               NET LOSS PER SHARE
               For the three months ended June 30, 1995 and 1996

                                                                              Three Months Ended
                                                                                   June 30,
                                                                                 (unaudited)
                                                                  ----------------------------------------
                                                                            1995                  1996
                                                                            ----                  ----
 NET LOSS PER SHARE                                                       (PROFORMA)
 Net Loss:                                                            $    (785,628)      $   (1,074,378)
                                                                            =======            =========

 Shares:
   Weighted average number of common shares
   outstanding during the period                                          7,253,420           15,581,729

   Incremental shares representing:
     Options and warrants issued within one
     year period prior to an initial public offering                      3,858,538                    -

   Conversion of Preferred Stock to Common
   Stock                                                                  1,952,214                    -
                                                                          ---------           ----------
     Weighted average number of shares used in
     calculating net loss per share                                      13,064,172           15,581,729
                                                                         ==========           ==========

 Net loss per share                                                     $      (.06)      $         (.07)
                                                                         ==========           ==========





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